Exhibit 99.1

Vonage Announces Agreement to Acquire NewVoiceMedia, an Industry-Leading Cloud Contact Center Provider

- Advances Vonage’s strategy to provide an integrated, cloud communications platform
- Strengthens Vonage’s presence with mid-market and enterprise customers
- Positions Vonage at scale in the high-growth, global cloud contact center market
- Deepens CRM integrations and strategic go-to-market relationships

HOLMDEL, N.J., September 20, 2018 – Vonage Holdings Corp. (NYSE: VG) (the “Company”) has entered into an agreement to acquire privately-held NewVoiceMedia, an industry-leading cloud Contact Center-as-a-Service (CCaaS) provider, for an equity price of $350 million paid in cash.

The acquisition combines Vonage’s robust UCaaS and CPaaS solutions with NewVoiceMedia’s pure-play cloud contact center offerings, providing an end-to-end communication experience for a company’s employees and customers.

“We are thrilled to announce the acquisition of NewVoiceMedia, which represents a major step forward in the realization of our strategic vision to deliver a differentiated, fully-programmable communications solution that drives more meaningful customer interactions and better outcomes for businesses,” said Vonage CEO Alan Masarek.

“This acquisition accelerates Vonage’s growth strategy and leadership position in cloud communications, strengthens our presence with global mid-market and enterprise clients, and deepens our integrations and key go-to-market relationships with CRM providers, especially Salesforce.com.”

NewVoiceMedia Provides Scale in High-Growth, Cloud Contact Center Market

NewVoiceMedia is the largest privately-owned, pure-play, cloud contact center company globally, and is a recognized leader in the space. NewVoiceMedia is in the Leader’s quadrant of the Gartner CCaaS Magic Quadrant for Western Europe, and was included for the third consecutive year on the Forbes Magazine Cloud 100, a list of the top 100 private cloud companies in revenue, sales growth, valuation and culture.

Over 700 primarily mid-market and enterprise customers rely on NewVoiceMedia for a range of customer engagement use cases, from inbound customer support to outbound sales, including worldwide brands like Adobe, Siemens, Time Inc., FundingCircle, and Rapid7.

Dennis Fois, CEO of NewVoiceMedia, commented, “Vonage and NewVoiceMedia share a powerful vision to serve businesses with cloud communications that connect employees and enable personalized conversations with their customers and prospects. Together, we can help businesses create richer experiences through a state-of-the-art, global, programmable cloud communication platform.”

NewVoiceMedia will continue to be led by Mr. Fois, who has more than 25 years of experience in international leadership, strategy, sales and marketing in the technology and financial services markets. Upon closing, the senior leadership team and its more than 400 employees, comprised of talented business leaders, skilled technologists, and a strong sales organization, will join Vonage. Together, they will create an expanded customer experience center of excellence.

Vonage Addressing a Large and Growing Total Addressable Market

Together, Vonage and NewVoiceMedia will be addressing a total addressable market that is expected to grow 60% over the next four years to approximately $80 billion, according to IDC. Within this, contact center is a $9 billion market today, and with NewVoiceMedia, Vonage will be well-positioned to capture a healthy share of this opportunity with a recognized leader in the space.

“Vonage is acquiring a high-growth software company that brings a cloud-native contact center solution that can be integrated with Vonage’s existing assets to create an expanded enterprise communications software suite and, as importantly, 400+ customer experience professionals, deployed globally,” observes Sheila McGee-Smith, President & Principal Analyst, McGee-Smith Analytics, LLC. “NewVoiceMedia is particularly well-positioned to address larger-scale deployments due to its global scale and strong partnership with Salesforce.com. Additionally, the NewVoiceMedia team will be a big part of jump-starting Vonage’s attack on the huge CCaaS market opportunity.”

Transaction Overview

Under the agreement, NewVoiceMedia shareholders will receive equity consideration of $350 million. Vonage is financing the acquisition through a combination of existing revolver capacity, cash on hand and cash on the balance sheet of NewVoiceMedia. Pro forma for the transaction, Net Debt to LTM Adjusted OIBDA will be approximately 3.3x and is expected to be below 3.0x within two quarters.

The enterprise value paid for NewVoiceMedia represents approximately 3.8x projected 2019 revenue. The Company expects to realize annual run rate synergies of approximately $10 million by year-end 2019 and meaningfully higher by year-end 2020, which include revenue synergies from cross-selling and cost synergies from cost of service and G&A savings.

The transaction is expected to close in the fourth quarter of 2018 and is subject to standard regulatory review and customary closing conditions. The Company plans to update financial guidance, taking into account the acquisition, in its third-quarter earnings release.

J.P. Morgan Securities LLC served as sole financial advisor to Vonage and provided a fairness opinion to the Board of Directors. Morrison & Foerster LLP served as legal counsel to Vonage. Jefferies LLC served as sole financial advisor and Weil, Gotshal & Manges LLP served as legal counsel to NewVoiceMedia.

Conference Call

Vonage will host a conference call to discuss additional details of this transaction at 8:30 AM Eastern Time on September 20, 2018. To participate, please dial (866) 891-8177 approximately 10 minutes prior to the call. International callers should dial (412) 902-6756.

A live webcast of the conference call will be available on the Vonage . A replay of the webcast will also be available shortly after the conclusion of the call and may be accessed through Vonage’s  or by dialing (877) 344-7529 or (412) 317-0088 for international callers, and entering the passcode 10124307.

Safe Harbor Statement

This press release contains forward-looking statements, including statements about the benefits of the acquisition and integration of NewVoiceMedia; the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; the competitive position and opportunities of the combined company; the impact of the acquisition on the market for the combined company’s products and services; the timing of the completion of the acquisition; and capital expenditures, and other statements that are not historical facts or information constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.

In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost effectively; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; risks related to the acquisition or integration of businesses we have acquired; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third party hardware and software; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to comply with data privacy and related regulatory matters; our ability to obtain or maintain relevant intellectual property licenses; failure to protect our trademarks and internally developed software; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of business services; risks associated with legislative, regulatory or judicial actions regarding our business products; risks associated with operating abroad; risks associated with the taxation of our business; risks associated with a material weakness in our internal controls; governmental regulation and taxes in our international operations; liability under anti-corruption laws or from governmental export controls or economic sanctions; our dependence on our customers’ broadband connections; restrictions in our debt agreements that may limit our operating flexibility; foreign currency exchange risk; our ability to obtain additional financing if required; any reinstatement of holdbacks by our credit card processors; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; certain provisions of our charter documents/and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to today.

About Vonage

Vonage (NYSE:VG) is redefining business communications. True to our roots as a technology disruptor, we’ve embraced technology to transform how companies communicate to create better business outcomes. Our unique cloud communications platform brings together a robust unified communications solution with the agility of embedded, contextual communications APIs. This powerful combination enables businesses to collaborate more productively and engage their customers more effectively across messaging, chat, social media, video and voice.

The Company also provides a robust suite of feature-rich residential communication solutions.
Vonage Holdings Corp. is headquartered in Holmdel, New Jersey, with offices throughout the United States, Europe, Asia and Israel. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.
www.vonage.com.

About NewVoiceMedia

NewVoiceMedia is a leading global provider of cloud contact center technology that enables businesses to create exceptional, emotive customer experiences to serve better and sell more.

Its award-winning platform joins up all communications channels without expensive, disruptive hardware changes and plugs straight into your CRM for full access to hard-won data. With a true cloud environment and proven 99.999% platform availability, NewVoiceMedia ensures complete flexibility, scalability and reliability.

For more information, visit www.newvoicemedia.com or follow NewVoiceMedia on Twitter @NewVoiceMedia.

Investor Contact: Hunter Blankenbaker (732) 444-4926; hunter.blankenbaker@vonage.com

Media Contact: Jo Ann Tizzano (732) 365-1363; joann.tizzano@vonage.com

(vg-f)